Exhibit 99.1

FOR IMMEDIATE RELEASE

Monmouth Real Estate Investment Corporation Announces Results of Special Meeting of Stockholders

Company has Uniquely Valuable Assets, Well-Positioned for Long-Term Growth
and Success in the Fast-Growing Industrial Sector

Monmouth Remains Open to All Available Options to Maximize Long-Term Stockholder Value

HOLMDEL, N.J., August 31, 2021 – Monmouth Real Estate Investment Corporation (NYSE: MNR, “Monmouth” or “the Company”) today announced that, based on a preliminary count of the votes cast at the Company’s Special Meeting of Stockholders (the “Special Meeting”), Monmouth did not obtain the necessary stockholder votes to approve the previously announced merger with Equity Commonwealth (NYSE: EQC, “EQC”). Monmouth remains open to all available options to maximize long-term stockholder value and realize the full potential of the Company’s high quality industrial portfolio.

“Maximizing value is our top priority at Monmouth and stockholders’ views play an important role in how we run our business and execute our strategy,” said Michael P. Landy, President and CEO of Monmouth. “While we recognize that stockholders have a wide range of views and differing time-horizons and tax considerations, we are disappointed in the outcome of today’s vote. We continue to believe in the merits of a transaction that offers Monmouth stockholders the opportunity to continue to participate in the growth of the industrial real estate sector.”

Mr. Landy continued, “With an attractive industrial-based portfolio, we are confident Monmouth is well-positioned for long-term growth and success in our industry. The accelerated rate of adoption of e-commerce has resulted in unprecedented demand for industrial properties, creating a compelling opportunity for stockholders to participate in the continued appreciation of our assets. Given the rapidly changing and expanding industrial landscape, we will remain disciplined and flexible in our consideration of potential strategic and financial alternatives to maximize long-term value for stockholders.”

The Independent Inspector of Elections will tabulate all proxies and ballots submitted at the Special Meeting and will certify the final results. Final results will be filed with the Securities and Exchange Commission once the results have been certified, which Monmouth expects to occur within the next few days.

Monmouth’s Board of Directors will set a record date and meeting date for Monmouth’s 2021 Annual Meeting of Stockholders. Those dates will be announced shortly.

About Monmouth
Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. The Company specializes in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment grade tenants. Monmouth Real Estate Investment Corporation is a fully integrated and self-managed real estate company, whose property portfolio consists of 122 properties containing a total of approximately 24.9 million rentable square feet, geographically diversified across 32 states. The Company’s occupancy rate as of this date is 99.7%.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding the merger with EQC. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward looking statements by discussions of strategy, plans or intentions. Any forward-looking statements contained in this press release reflect Monmouth’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. For a further discussion of other factors that could cause Monmouth’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in Monmouth’s most recent Annual Report on Form 10-K and in its Quarterly Reports on Form 10-Q. While forward-looking statements reflect Monmouth’s good faith beliefs, they are not guarantees of future performance. Monmouth disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Participants in the Solicitation
Monmouth and certain of its directors and executive officers and other employees may be deemed to be participants in the solicitation of proxies from Monmouth’s stockholders in connection with the proposed merger with EQC under the rules of the SEC. Investors may obtain information regarding the names, affiliations and interests of directors and executive officers of Monmouth in Monmouth’s Annual Report on Form 10-K for Monmouth’s fiscal year ended September 30, 2020, which was filed with the SEC on November 23, 2020, as well as in Monmouth’s other filings with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant proxy materials filed with the SEC in respect of the proposed merger.

No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information and Where to Find It
In connection with the proposed merger with EQC, EQC has filed a registration statement on Form S-4 with the SEC, which became effective on July 23, 2021, to register the common shares of beneficial interest of EQC to be issued pursuant to the merger.  The registration statement includes a joint proxy statement/prospectus which has been filed by EQC and Monmouth with the SEC  and has been sent to the common shareholders of EQC seeking their approval of the share issuance and to the common shareholders of Monmouth seeking their approval of the merger (the “joint proxy statement/prospectus”). EQC and Monmouth have also filed with the SEC and sent to their respective common shareholders an amendment to the joint proxy statement/prospectus describing the amended terms of the merger. Monmouth and EQC may also file other documents regarding the proposed merger with the SEC. This press release is not intended to be, and is not, a substitute for such filings or for any other document that Monmouth and/or EQC may file with the SEC in connection with the proposed merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS AND AMENDMENT THERETO,
AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY OTHER AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MONMOUTH, EQC, AND THE PROPOSED MERGER. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by Monmouth through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC on Monmouth’s website at www.mreic.reit.

Contacts:

Investors
Becky Coleridge
(732) 577-9996
mreic@mreic.com

Media
Andrew Siegel / Amy Feng / Kara Brickman
Joele Frank
(212) 355-4449